--------------------------------------------------------------------------------

                             ARCO CHEMICAL COMPANY

                       NEW EMPLOYEE VALUE INCENTIVE PLAN

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Document Date: November 1, 1996


                                   EXHIBIT 4

                       NEW EMPLOYEE VALUE INCENTIVE PLAN

                               TABLE OF CONTENTS

   1    Summary of Plan...................................... 1

   2    Effective Date....................................... 1

   3    Eligibility for Participation........................ 1

   4    Administration of the Plan........................... 1

   5    Awards of VIP Units.................................. 2

   6    Award Letter......................................... 2

   7    Terms and Conditions of Awards....................... 2

   8    Method of Payment.................................... 5

   9    Exchange Rates and Currency Conversion............... 5

  10    No Guarantee of Employment........................... 7

  11    No Rights as Stockholder............................. 7

  12    Withholding Taxes.................................... 7

  13    Amendment or Termination of the Plan................. 7

  14    Adjustment in Terms of Award......................... 7

  15    Delegation of Authority.............................. 8

  16    Pensions............................................. 8

  17    Funding of the Plan.................................. 8

  18    Non-Assignment....................................... 8

  19    Compliance with the Law.............................. 8

  20    Governing Law........................................ 9

  Appendix of Definitions................................... 10

  Document Date: November 1, 1996

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 1



1    SUMMARY OF THE PLAN

1.1  General.   This is the ARCO Chemical Company New Employee Value Incentive
     -------
     Plan. The Plan provides for Awards of VIP Units to Employees worldwide as an incentive for individuals to whom the Company has made an offer of employment to accept such offer and commence employment with the Company and to encourage future contributions by such individuals to the success of the Company. Employees who are on the Executive Grade Payroll are not eligible for any Awards hereunder. VIP Units awarded hereunder accumulate Dividend Share Credits. A VIP Unit may be exchanged at any time from its Maturity Date until its Expiration Date. An awardee who effects an exchange of VIP Units will receive the Exchange Value of the VIP Units exchanged plus the DSC Value of the accumulated Dividend Share Credits attributable thereto.

1.2  Purposes.   The purposes of the Plan are: to facilitate the attraction,
     --------
     compensation and retention of Employees worldwide of superior capability; and to recognize the potential for such Employees to contribute to the long-term growth and profitability of the Company; and to provide a compensation program that encourages the long-term appreciation of the value of the Company.

1.3  Definitions.   All capitalized terms used herein are defined in the
     -----------
     Appendix of Definitions set forth at the end of the Plan.

2    EFFECTIVE DATE

     This Plan is effective as of November 1, 1996, and will continue in effect unless terminated by the Company.

3    ELIGIBILITY FOR PARTICIPATION

     Any and all Employees of the Company worldwide are eligible to receive Awards of VIP Units under the Plan in connection with his or her initial employment with the Company. Employee is a defined term that excludes, among others, any employees of the Company who are on the Executive Grade Payroll. The Committee may authorize the Company to extend an offer to make Awards of VIP Units under the Plan to any individual upon his or her employment with the Company; provided that such individual would, upon employment by the Company, qualify as an Employee under the Plan. No Awards under the Plan shall be made to any individual unless and until such individual becomes an Employee. No person shall be considered an awardee under the Plan or have any interest or right, contingent or otherwise, under the Plan unless and until such person shall have become an Employee and shall have received an Award

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 2


     of VIP Units.

4    ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Committee. The Committee is authorized to: interpret the Plan; make any factual determinations that may be necessary under the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; adopt such rules and regulations as they may from time to time deem necessary for the operation of the Plan; and act upon all matters relating to the making of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company, Employees and their respective successors in interest.

5    AWARDS OF VIP UNITS

     The Committee from time to time may receive recommendations from Management for proposed Awards of VIP Units to individuals to whom the Company has extended or may extend an offer of employment; provided that such individuals would, upon employment by the Company, qualify as Employees under the Plan. After receiving such recommendations, the Committee shall determine, in its sole authority and discretion:

     (a) the individuals to whom Awards of VIP Units shall be made under the Plan at the time and in the event that such individuals shall have become Employees;

     (b)   the number of VIP Units to be awarded to any Employee;

     (c) the Award Date, Award Price, Maturity Period, Maturity Date and Expiration Date of any VIP Units awarded; and

     (d) any other terms and conditions that may be applicable to a particular Award of VIP Units under the Plan.

6    AWARD LETTER

     Each Award of VIP Units made under this Plan shall be evidenced by an Award Letter setting forth the terms and conditions thereof.

7    TERMS AND CONDITIONS OF AWARDS

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 3



     All VIP Units awarded under the Plan shall be subject to the following terms and conditions:

     (a)   Specific Terms of Award.   Each VIP Unit shall be assigned an Award
           -----------------------
           Date, Award Price, Maturity Period, Maturity Date and Expiration Date by the Committee at the time of award.

     (b)   Dividend Share Credits.   Each VIP Unit shall accumulate Dividend
           ----------------------
           Share Credits. The formula for accumulation of Dividend Share Credits is set forth in the definition of "Dividend Share Credits" in the Appendix of Definitions.

     (c)   Exchange of VIP Units.   Subject to paragraph (e) of this Section 7,
           ---------------------
           a VIP Unit may be exchanged at any time on or after its Maturity Date until its Expiration Date provided that it has not otherwise been cancelled pursuant to the terms and conditions of the Plan.

     (d)   Exchange Value and DSC Value.     Upon effecting an Exchange of a
           ----------------------------
           VIP Unit, an awardee will receive payment of the Exchange Value of the VIP Unit plus the DSC Value of the Dividend Share Credits attributable thereto; provided, however, that an awardee shall be entitled to payment of DSC Value in respect of the Dividend Share Credits only if the DSC Value is greater than zero as computed in accordance with the Plan and provided, further, that an awardee shall not be entitled to payment of any DSC Value in respect of the Dividend Share Credits if the DSC Value is zero as computed in accordance with the Plan.

     (e)   Detrimental Activity.   Notwithstanding anything to the contrary
           --------------------
           expressed or implied in the Plan, an awardee shall be entitled to receive payment of the Exchange Value of his VIP Units and the DSC Value of the Dividend Share Credits attributable thereto only if he has not engaged in any Detrimental Activity from the Award Date of such VIP Units through the date on which he wishes to effect the Exchange thereof.

     (f)   No Fractional Exchange.   An awardee may not effect an Exchange
           ----------------------
           of less than one VIP Unit (i.e., a fractional Exchange).

     (g)   No Partial Exchange of an Award.     An awardee may not effect an
           -------------------------------
           Exchange of less than all of the VIP Units associated with any particular Award of VIP Units under the Plan (i.e., a partial Exchange). The VIP Units associated with any such Award must be exchanged altogether.

     (h)   Termination of Employment Prior to Expiration of Maturity Period.
           ----------------------------------------------------------------
           If an

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 4



           awardee's employment with the Company is terminated prior to the expiration of the Maturity Period of any VIP Units awarded, such VIP Units and the accumulated Dividend Share Credits attributable thereto shall be cancelled in all circumstances except if the awardee's termination from employment prior to the expiration of the Maturity Period is due to (i) death, (ii) Disability, (iii) Retirement, (iv) Layoff or Reduction-In-Force or (v) any other termination of employment in connection with which the Committee, in its sole discretion, has determined that the awardee's VIP Units shall not be cancelled.

     (i)   Termination of Employment After Expiration of the Maturity Period.
           -----------------------------------------------------------------
           If an awardee's employment is terminated after expiration of the Maturity Period of any VIP Units awarded, such VIP Units and the accumulated Dividend Share Credits attributable thereto shall not be cancelled in any circumstances except if the awardee's termination of employment after expiration of the Maturity Period is due to (i) discharge for cause, (ii) resignation without approval of the Company, or (iii) resignation of the awardee at the initiation of the Company (except in the circumstances of a Retirement or Layoff or Reduction-In-Force). If the awardee's employment terminates for the reasons specified in clauses (i), (ii) or (iii) of this paragraph, the VIP Units and the accumulated Dividend Share Credits attributable thereto shall be cancelled.

     (j)   Transfer of Rights Upon Death.   In the event of the death of an
           -----------------------------
           awardee, all rights to the awardee's VIP Units and the accumulated Dividend Share Credits attributable thereto shall pass to the designated beneficiary of the awardee, or if there is no designated beneficiary, to the estate of the awardee in accordance with applicable laws of descent and distribution.

     (k)   Extensions of Expiration Date.   In the event of the death of an
           -----------------------------
           awardee, any VIP Units of the awardee with Expiration Dates prior to the 60th day after an executor or other fiduciary is duly qualified, appointed and legally empowered to oversee the affairs of awardee's estate shall have their Expiration Dates extended to such date automatically by operation of the Plan up to a maximum of one year beyond the original Expiration Date; provided, however, that the Committee may, in its sole discretion authorize any extensions beyond such maximum that it considers reasonable and appropriate under the circumstances. In the event that an awardee is unable to effect an Exchange of VIP Units because of mental or physical disability or incapacity, or because of any other reasons beyond the awardee's control, the Committee may, in its sole discretion, extend the Expiration Dates of any VIP Units of such awardee as it

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 5



           considers reasonable and appropriate under the circumstances.

     (l)   Leave of Absence.   For purposes of the Plan and any Award of VIP
           ----------------
           Units hereunder, an awardee on an approved Leave of Absence (paid or unpaid) has not terminated employment with the Company and retains all rights under the Plan.

     (m)   Employment with Other ARCO Companies.  For purposes of the Plan
           ------------------------------------
           and any Award of VIP Units hereunder, employment by Atlantic Richfield Company, Lyondell Petrochemical Company, Vastar Resources, Inc. or any subsidiaries and affiliates under the control of these companies, shall be considered equivalent to employment by the Company. Accordingly, termination of employment by the Company to enter into employment by one of these companies shall not result in the cancellation of VIP Units or Dividend Share Credits or the forfeiture of any rights hereunder. Similarly, termination of employment by one of these companies to enter into employment by another one of these companies, or to return to the Company, shall not result in any cancellation or forfeiture. However, termination of employment by one of these companies in any other circumstances shall be subject to the full range of consequences set forth in this Plan for termination of employment by the Company.

8    METHOD OF PAYMENT

     All payments under the Plan shall be made in cash, in the currency in which the awardee is receiving base salary at the time of payment. If the awardee has terminated employment with the Company, then the payments shall be made in the currency in which the awardee is receiving Disability or Retirement benefits from the Company, or, if there are no such benefits being paid, in such currency as the Committee, in its sole discretion, deems appropriate under the circumstances. If payment is to be made to the beneficiary of an awardee who has died, the payments shall be made in the currency of the country of residence of the beneficiary. If payment is to be made to the estate of an awardee who has died, the payments shall be made in the currency of the country whose laws govern the administration of the estate. (Section 9 below sets forth the rules for converting payments under the Plan into the required currency of payment.)

9    EXCHANGE RATES AND CURRENCY CONVERSION

9.1  Award Exchange Rate.  If an awardee of an Award is receiving base salary in
     -------------------
     an Award Date Currency other than U.S. dollars, the Committee shall specify, at the time of the Award, the Award Exchange Rate applicable to such Award.

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 6


9.2  Rules for Converting Currencies.  Section 8 above sets forth the rules for
     -------------------------------
     determining the currency in which payments under the Plan are to be made. Set forth below are the rules for converting payments under the Plan into the required currency of payment.

     (a)   Award Date Currency in U.S. Dollars and Exchange Date Currency Not
           ------------------------------------------------------------------
           in U.S. Dollars.  If the Award Date Currency is U.S. dollars and the
           ---------------
           corresponding Exchange Date Currency is not U.S. dollars, then the cash payment to be made to the awardee, the awardee's beneficiary or the awardee's estate, as the case may be, upon an Exchange shall be determined as follows: (i) the Exchange Value of the VIP Units being exchanged and the DSC Value of the Dividend Share Credits attributable thereto shall be calculated first in U.S. dollars and then (ii) the sum of such Exchange Value plus such DSC Value shall be converted from U.S. dollars to the Exchange Date Currency using the Payment Exchange Rate.

     (b)   Award Date Currency Not in U.S. Dollars and Exchange Date Currency
           ------------------------------------------------------------------
           in U.S. Dollars.  If the Award Date Currency is not U.S. dollars and
           ---------------
           the corresponding Exchange Date Currency is U.S. dollars, then the cash payment to be made to the awardee, the awardee's beneficiary or the awardee's estate, as the case may be, upon an Exchange shall be determined as follows: (i) the Exchange Value of the VIP Units being exchanged and the DSC Value of the Dividend Share Credits attributable thereto shall be calculated first in U.S. dollars; then
           (ii) the sum of such Exchange Value plus such DSC Value shall be converted from U.S. dollars to the Award Date Currency using the Award Exchange Rate; and finally (iii) the converted sum shall be converted from the Award Date Currency back into U.S. dollars using the Payment Exchange Rate.

     (c)   Award Date Currency Same as Exchange Date Currency.  If the Award
           --------------------------------------------------
           Date Currency is not U.S. dollars and the Award Date Currency and the corresponding Exchange Date Currency are the same non-U.S. dollar currency, then the cash payment to be made to the awardee, the awardee's beneficiary or the awardee's estate, as the case may be, upon an Exchange shall be determined as follows: (i) the Exchange Value of the VIP Units being exchanged and the DSC Value of the Dividend Share Credits attributable thereto shall be calculated first in U.S. dollars and then (ii) the sum of such Exchange Value plus such DSC Value shall be converted from U.S. dollars to the Award Date Currency using the Award Exchange Rate.

     (d)   Award Date Currency Different from Exchange Date Currency.  If the
           ---------------------------------------------------------

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 7



           Award Date Currency is not U.S. dollars and the Award Date Currency and the corresponding Exchange Date Currency are different non-U.S. dollar currencies, then the cash payment to be made to the awardee, the awardee's beneficiary or the awardee's estate, as the case may be, upon an Exchange shall be determined as follows: (i) the Exchange Value of the VIP Units being exchanged and the DSC Value of the Dividend Share Credits attributable thereto shall be calculated first in U.S. dollars; then (ii) the sum of such Exchange Value plus such DSC Value shall be converted from U.S. dollars to the Award Date Currency using the Award Exchange Rate; and finally (iii) the converted sum shall be further converted from the Award Date Currency into the Exchange Date Currency using the Payment Exchange Rate.

10   NO GUARANTEE OF EMPLOYMENT

     Neither the Plan nor any Award Letter nor any action taken or omitted to be taken hereunder, including, without limitation, any offer by the Company to make an Award of VIP Units to any individual at the time such individual commences employment with the Company, shall be deemed to create or confer upon any person any right to be employed by or retained in the employment of the Company or to receive subsequent Awards under the Plan. The rights of the Company to withdraw an offer of employment to any individual, or to terminate an awardee's employment at any time or as otherwise provided by any agreement between the awardee and the Company, are specifically reserved.

11   NO RIGHTS AS STOCKHOLDER

     No shares of Company Stock shall reserved for or issued under the Plan. No person or awardee shall have any rights as a holder of or interest in Company Stock by virtue of any offer to make an Award of VIP Units under the Plan or an Award of VIP Units made under the Plan. Dividend Share Credits shall not be considered as dividends on Company Stock.

12   WITHHOLDING TAXES

     The Company shall have the right to withhold from any payment under this Plan, base salary or other remuneration, or otherwise to cause the awardee (or his beneficiary or executor, as the case may be) to make payment of, any taxes required to be withheld with respect to any payments of Exchange Value or DSC Value or otherwise with respect to an Award.

13   AMENDMENT OR TERMINATION OF THE PLAN

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 8



      The Committee may amend the Plan as it may from time to time consider appropriate, provided, however, that no amendment may be made to modify the terms or conditions of an Award of VIP Units after the Award Date thereof (except as provided in Section 14 below). The Committee may terminate the Plan at any time in its sole discretion, provided, however, that the Plan shall continue in full force and effect for any VIP Units and Dividend Share Credits outstanding as of the date of termination until such VIP Units and Dividend Share Credits are exchanged, cancelled or expire.

14    ADJUSTMENT IN TERMS OF AWARD

14.1  Reorganization.   In the event of an extraordinary reorganization,
      --------------
      change in business operations, recapitalization, merger, consolidation or other change in the corporate or capital structure of the Company, the Committee may modify the terms of any or all Awards of VIP Units in such manner as it determines in its sole discretion to be necessary and advisable.

14.2  Discretionary Cancellation.   The Committee may in its sole discretion
      --------------------------
      and with or without cause cancel any VIP Unit awarded to an Employee at any time before the expiration of its Maturity Period. Following such a cancellation, the awardee shall have no right or claim to compensation or substitute provision of any kind in respect of such cancellation. Any such cancellation shall be effective as of the date specified by the Committee.

15    DELEGATION OF AUTHORITY

      The members of the Committee may delegate their authority under this Plan in whole or in part to such employees or agents of the Company as they may deem necessary, appropriate and consistent with the purposes of the Plan. Such delegation may be effected orally or in writing.

16    PENSIONS

      Payments made under the Plan, unless required by local laws, are not intended to be benefit bearing or to be taken into account for the purposes of any pension or retirement or termination of employment benefits, provision or plan.

17    FUNDING OF THE PLAN

      The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of the Exchange Value of VIP Units and DSC Value of the Dividend Share Credits attributable thereto. In no event shall interest be paid or

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 9



      accrued on any Award of VIP Units, including unpaid installments thereof.

18    NON-ASSIGNMENT

      Neither VIP Units or Dividend Share Credits, nor any rights or contingent rights may be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered or disposed of, except by will or under the laws of descent and distribution. Any attempt to violate this clause by an awardee or any other person claiming under or through him shall be null and void and without effect.

19    COMPLIANCE WITH LAW

      This Plan, the Awards hereunder, the Exchange of VIP Units hereunder and the obligations of the Company hereunder shall be subject to all applicable laws and to all required governmental or regulatory approvals. The Committee may revoke any Award if it is contrary to law or may modify an Award to the extent necessary to comply with any applicable law. The Committee may agree, in its sole discretion, to limit its authority under this section.

20    GOVERNING LAW

      The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 10



                            APPENDIX OF DEFINITIONS


Award An award of VIP Units made to an Employee under the Plan.

Award Date           The effective date of an Award under the Plan.

Award Date Currency  The currency in which an awardee of an Award is receiving base salary on the Award Date of such Award.

Award Exchange Rate  The Company's currency exchange rate as of the Award Date for converting between U.S. dollars and the applicable Award Date Currency. If the Company has not fixed a currency exchange rate for converting between U.S. dollars and the applicable Award Date Currency as of the Award Date, the Award Exchange Rate shall be such rate as may be fixed by the Committee in its sole discretion.

Award Letter         The letter sent to the awardee that evidences the Award of
                     VIP Units under the Plan. Any letter or other written communication furnished to an individual in connection with the extension of an offer of employment which includes an offer to make an Award of VIP Units under the Plan upon employment shall not be considered an Award Letter under the Plan.

Award Price          The price assigned to each VIP Unit at the Award Date,
                     which shall not be less than the Market Price on the Award
                     Date. The Award Price shall be denominated in U.S. dollars.

Committee            The Committee that administers the Plan. The Committee
                     shall be comprised of the President and Chief Executive
                     Officer and the Vice President Human Resources of the
                     Company or such substitute members as either of them may designate in their sole discretion.

Company ARCO Chemical Company, a Delaware, U.S.A. corporation, and all of the subsidiaries and affiliates thereof that are consolidated therein for financial reporting purposes under U.S. generally accepted accounting principles. References to the "Company" in this Plan refer, as the context requires, either to the consolidated group as a whole or to the members of the

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 11



                   consolidated group severally.


Company Stock      The common stock of the Company having a par value of $1.00 per share.


Confidential       Any information about the Company, including without
Information        limitation, business information, financial information or technical information, that has not been disclosed publicly by the Management of the Company.


Detrimental       The following activities shall constitute Detrimental
Activity          Activity:

                  (a) improperly disclosing or making use of any Confidential Information and

                  (b) direct or indirect persuasion of or any attempt to persuade any employee of any Company to breach any of the terms of their employments with the Company.

Disability        Disability shall mean a medically determinable physical or mental impairment resulting from illness or injury that renders an Employee unable to perform one or more of the substantial duties of the Employee's normal work assignment with the Company or of any other work assignment which the Company determines is available to the Employee and for which the Employee is reasonably qualified by education, training or experience to perform.

Dividend Share    VIP Units held by the awardee accumulate Dividend Share
Credits           Credits as of the dividend record date for each cash dividend declared and issued on outstanding shares of Company Stock.
                  Dividend Share Credits held by the awardee accumulate Dividend
                  Share Credits in the same manner. The number of Dividend Share
                  Credits to be credited as of each dividend record date shall be the aggregate number derived by (1) multiplying the declared dividend rate per share of Company Stock by the number of VIP Units and Dividend Share Credits held by the awardee as of the dividend record date and (2) dividing the resulting figure by the Market Price of a share of Company
                  Stock on such record date. The Dividend Share Credits will be calculated to the nearest 0.0001 of a credit.

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 12


DSC Value         DSC Value shall be determined as follows:

                  (a) If the Market Price on the date of Exchange of a VIP Unit is greater than or equal to the Award Price thereof, the DSC Value of the Dividend Share Credits attributable to such VIP Unit shall be the Market Price on the date of Exchange multiplied by the number of such Dividend Share Credits.

                  (b) If the Market Price on the date of Exchange of a VIP Unit is less than the Award Price thereof, then the value of the Dividend Share Credits attributable to the VIP Units associated with an Award shall be (i) (the Market Price on the date of Exchange multiplied by the number of such Dividend Share Credits) minus (ii) (the Award Price minus the Market Price on the date of Exchange) multiplied by the number of VIP Units being Exchanged; provided, however, that if the amount determined under clause (ii) is equal to or greater than the amount determined under clause (i), the DSC Value shall be zero.

Employee Any regular, full or part time, employees of the Company except:

                    (a)   employees on the Company's Executive Grade Payroll;
                          and

                    (b) employees of Joint Ventures, unless the Committee otherwise determines; and

                    (c) seasonal, temporary, casual, project or contract employees, unless the Committee otherwise determines.

Exchange The surrender of VIP Units for payment of their Exchange Value plus the DSC Value of the Dividend Share Credits attributable to such VIP Units.

Exchange Date       The currency in which payment is required to be made to an
Currency            awardee, the awardee's beneficiary or the awardee's estate, as the case may be, upon an Exchange by the awardee, the awardee's beneficiary or the awardee's estate, as the case

                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
                                                           Page 13



                    may be, of VIP Units awarded to the awardee. Section 8 of the Plan sets forth the rules for determining the currency in which payments under the Plan are required to be made upon an Exchange.

Exchange Value      The Exchange Value on any date of Exchange shall equal the
                    Market Price of one share of Company Stock on the date of Exchange less the Award Price of the VIP Unit. The Exchange
                    Value shall be zero if the Market Price is less than or equal to the Award Price.

Executive Grade     The compensation grades from time to time specified by
Payroll             the Company as executive compensation grades.

Expiration Date     The date 10 years after the Award Date, or such earlier
                    or later date as may be provided under the Plan.

Joint Venture       Any business partnership or joint venture entered into by
                    the Company with one or more unrelated third parties.

Layoff or           Any termination of the employment of any one or more
Reduction-In-Force  Employees resulting from a determination by the Company that there is inadequate work to warrant the continuation of the employment of the affected Employees, from a determination by the Company to reduce its workforce or from a determination by the Company of a comparable nature.

Leave of Absence    A leave of absence, which may be paid or unpaid, taken
                    by an awardee with the approval of the Company.

Management          The management of the Company, including principally the
                    officers of the Company.

Market Price        The Market Price on a particular date shall be the
                    higher of (i) the closing price of a share of Company Stock on such date or (ii) the arithmetic mean of the per share
                    highest and lowest sale prices on such date, all as reported on the composite tape for issues listed on the New York
                    Stock Exchange. If no transactions in Company Stock were
                    reported on the composite tape on such date, the Market
                    Price shall be computed using the prices reported on the
                    nearest available day preceding the date in question. If the
                    Company Stock should not then be listed or admitted to
                    trading on the New
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                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
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                    York Exchange, the Market Price shall be a value established by the Committee in its sole discretion. The Market Price shall be denominated in U.S. dollars

Maturity Date       The day of expiration of the Maturity Period.

Maturity Period     In respect of a VIP Unit, the period beginning on the
                    Award Date thereof and ending on the earlier of:

                    (a)   the expiration of four years from the Award Date; or

                    (b) the expiration of such shorter period of time that may be specified by the Committee in its sole discretion.

Payment Exchange    The Company's currency exchange rate as of the date of
Rate                Exchange for converting between the applicable Award Date
                    Currency and the applicable Exchange Date Currency. If the
                    Company has not fixed a currency exchange rate for converting between the applicable Award Date Currency and the applicable Exchange Date Currency as of the date of Exchange, the Payment Exchange Rate shall be such rate as may be fixed by the Committee in its sole discretion.

Plan The ARCO Chemical Company New Employee Value Incentive Plan, as it may be amended from time to time.

Retirement          Retirement from active employment with the Company after
                    attaining the retirement age specified in an applicable
                    Company pension or other retirement plan or any other termination of employment with a right to an immediate allowance under a Company pension or other retirement plan, or early retirement with the approval of the Company.

VIP Unit            The unit by which Awards under the Plan are valued.




Construction

Words or expressions used herein shall:

(a)  when denoting the masculine gender include the feminine; and
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                                                   ARCO Chemical Company
                                              New Employee Value Incentive Plan
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(b)  when denoting the singular include the plural and vice versa.